EXHIBIT 10.13

BROADSOFT, INC.
PERFORMANCE STOCK AWARD AGREEMENT
(AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN)

Pursuant to the Performance Stock Award Grant Notice (the “Grant Notice”) and this Performance Stock Award Agreement (the “Agreement”), BroadSoft, Inc. (the “Company”) has awarded Participant a Performance Stock Award pursuant to the Company’s Amended and Restated 2009 Equity Incentive Plan (the “Plan”) for the number of performance stock units (“PSUs”) indicated in the Grant Notice (the “Award”). The PSUs are Restricted Stock Units that vest upon the achievement of performance milestones, as specified in the Grant Notice, and are granted under and administered in accordance with Section 6(b) of the Plan. Subject to adjustment and the terms and conditions as provided in this Agreement and in the Plan, each PSU shall represent the right to receive one (1) share of Common Stock for each PSU that vests. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control.
The details of this Award, in addition to those set forth in the Grant Notice, are as follows.
1.Number of PSUs and Shares of Common Stock.
(a)The PSUs and the number of shares of Common Stock deliverable with respect to such PSUs may be adjusted from time to time for Capitalization Adjustments, as described in Section 9(a) of the Plan. Participant shall receive no benefit or adjustment to the Award with respect to any cash dividend or other distribution that does not result from a Capitalization Adjustment as described in Section 9(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to Participant in connection with this Award after such shares have been delivered.
(b)Any additional PSUs and any shares of Common Stock, cash or other property that become subject to the Award pursuant to this Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other PSUs and Common Stock covered by the Award.
(c)Notwithstanding the provisions of this Section 1, no fractional PSUs or rights for fractional shares of Common Stock shall be created pursuant to this Section 1. The Board shall, in its discretion, determine an equivalent benefit for any fractional PSUs or fractional shares that might be created by the adjustments referred to in this Section 1.
2.Vesting. The PSUs shall vest, if at all, as provided in the Vesting Schedule set forth in Participant’s Grant Notice, provided that vesting shall cease upon the termination of Participant’s Continuous Service (after giving effect to any accelerated vesting that will occur upon the termination of Participant’s Continuous Service). Any unvested PSUs shall terminate and be forfeited back to the Company on the date Participant’s Continuous Service terminates.
3.Date of Issuance.
(a)The issuance of shares in respect of the PSUs is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such a manner.
(b)Subject to Participant’s satisfaction of the Withholding Taxes (as described in Section 10), in the event one or more PSUs vests, the Company shall issue to Participant, on the applicable vesting date (the “Original Issuance Date”), one (1) share of Common Stock for each PSU that vests. If the Original Issuance Date falls on a date that is not a business day, delivery will occur on the next following business day.
4.Consideration for Award. This Award was granted in consideration of Participant’s services to the Company. Subject to Section 10, except as otherwise provided in the Grant Notice, Participant will not be required to make any payment to the Company (other than the provision of past and future services for the Company) with respect to Participant’s receipt of the Award, vesting of the PSUs, or the delivery of the shares of Common Stock underlying the PSUs.
5.Securities Law Compliance. Participant may not be issued any Common Stock underlying the PSUs unless either (a) the issuance of such shares of Common Stock is then registered under the Securities Act, or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The Award must also comply with other applicable laws and regulations governing the Award, and Participant shall not receive such Common Stock if the Company determines that such receipt would not be in compliance with such laws and regulations.
6.Restrictive Legends. The Common Stock issued under the Award shall be endorsed with appropriate legends, if any, determined by the Company.
7.Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to Participant, Participant may not transfer, pledge, sell or otherwise dispose of this Award or the shares of Common Stock issuable in respect of the PSUs, except as expressly provided in this Section 7. For example, Participant may not use the PSUs or shares that may be issued in respect of the PSUs as security for a loan, nor may Participant transfer, pledge, sell or otherwise dispose of such shares of Common Stock issuable in respect of the PSUs. The restrictions on transfer set forth herein will lapse upon delivery to Participant of shares in respect of vested PSUs.

(a)Death. The PSUs are transferable by will and by the laws of descent and distribution. In addition, upon receiving written permission from the Board or its duly authorized designee, Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of Participant’s death, shall thereafter be entitled to receive any distribution of Common Stock or other consideration to which Participant was entitled at the time of Participant’s death pursuant to this Agreement. In the absence of such a designation, Participant’s executor or administrator of Participant’s estate shall be entitled to receive, on behalf of Participant’s estate, such Common Stock or other consideration.
(b)Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, Participant may transfer the PSUs to a trust if Participant is considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the PSUs are held in the trust, provided that Participant and the trustee enter into transfer and other agreements required by the Company.
(c)Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that Participant and the designated transferee enter into transfer and other agreements required by the Company, Participant may transfer this Award or Participant’s right to receive the distribution of Common Stock or other consideration hereunder, pursuant to the terms of a domestic relations order or official marital settlement agreement that contains the information required by the Company to effectuate the transfer. Participant is encouraged to discuss the proposed terms of any such transfer with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. The Company is not obligated to allow Participant to transfer this Award in connection with Participant’s domestic relations order or marital settlement agreement.
8.Award not a Service Contract. This Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on the part of Participant to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in this Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that Participant might have as an Employee, Consultant or Director of the Company or any Affiliate.
9.Unsecured Obligation. This Award is unfunded, and even as to any PSUs that vest, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to any Common Stock acquired pursuant to this Agreement until such Common Stock is issued pursuant to Section 3 of this Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.
10.Withholding Obligations.
(a)On each vesting date, and on or before the time Participant receives a distribution of Common Stock underlying the PSUs, or at any other time as reasonably requested by the Company in accordance with applicable tax laws, Participant agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with this Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to the Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to Participant by the Company or an Affiliate; (ii) causing Participant to tender a cash payment; (iii) permitting Participant to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby Participant irrevocably elects to sell a portion of the shares to be delivered in connection with the PSUs to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to Participant in connection with the PSUs with a Fair Market Value (measured as of the date shares of Common Stock are delivered pursuant to Section 3) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(b)Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to Participant any Common Stock.
(c)In the event the Company’s obligation to withhold arises prior to the delivery to Participant of the Common Stock or it is determined after the delivery of Common Stock to Participant that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
11.Notices. Any notices required to be given or delivered to the Company under the terms of this Award shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to their address as on file with the Company at the time notice is given. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12.Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
13.Amendment. This Agreement may be amended only by a writing executed by the Company and Participant that specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to Participant, and provided that no such amendment adversely affecting Participant’s rights hereunder may be made without Participant’s written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice to Participant, the provisions of this Agreement in any way it may deem necessary, appropriate or desirable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision.
14.Miscellaneous.
(a)The rights and obligations of the Company under this Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.
(b)Participant agrees upon request to execute any further documents or instruments necessary, appropriate or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.
(c)Participant acknowledges and agrees that Participant has reviewed the Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all of its provisions.
(d)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
15.Governing Plan Document. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 3 of this Agreement shall govern the timing of any distribution of Common Stock under the Award. The Company shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon Participant, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
16.Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
17.Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the State of Delaware without regard to such state’s conflicts of laws rules. Subject to the requirements of Section 2(f) of the Plan, Participant consents to the jurisdiction of the state and federal courts encompassing the then current location of the Company’s principal office for the resolution of any (a) proceedings brought to enforce the Company’s or Participant’s obligations to arbitrate under the Plan, or (b) proceedings, relating to matters outside the scope of the arbitration provisions in the Plan.
18.Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
19.Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulations Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from Section 409A of the Code (including under Treasury Regulations Section 1.409A-1(b)(9)) and therefore deemed to be deferred compensation subject to Section 409A, and if Participant is a “Specified Employee” (within the meaning of Section 409A-(a)(2)(B)(i) of the Code) as of the date of Participant’s “separation from service” (within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any alternative definition thereunder), then the issuance of any shares that would otherwise be made upon the date of Participant’s separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of Participant’s separation from service, with the balance of the shares issued thereafter in accordance with the vesting and issuance schedule set forth in the Grant Notice and the Agreement, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on Participant in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).

20.No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to Participant of this Award and shall not be liable to Participant for any adverse tax consequences to Participant arising in connection with this Award. Participant is hereby advised to consult with his or her own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, has agreed that he or she has done so or knowingly and voluntarily declined to do so.
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This Performance Stock Award Agreement shall be deemed to be signed by the Company and Participant upon the signing by Participant of the Performance Stock Award Grant Notice to which it is attached.